UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2023
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OP BANCORP
(Exact name of registrant as specified in its charter)
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California	001-38437	81-3114676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Wilshire Blvd., Suite 500, Los Angeles, CA		90017
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (213) 892-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	OPBK	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 5.07.    Submission of Matters to a Vote of Security Holders
On June 22, 2023, the Company held its 2023 annual meeting of shareholders; 12,747,915 shares were represented by valid proxies or voted at the meeting, or 83.72% of the total shares outstanding. At the meeting, shareholders elected all of the seven director nominees named in the 2023 Proxy Statement for a one-year term expiring at the 2024 annual meeting of shareholders and to serve until his or her successor is elected and qualified. The shareholders also ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for 2023. Final voting results from the meeting are as follows:
Proposal 1 - Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brian Choi	11,449,419	96,573	1,201,923
Ernest E. Dow	11,458,999	86,993	1,201,923
Soo Hun Jung	11,458,993	86,999	1,201,923
Hyung J. Kim	11,541,161	4,831	1,201,923
Min J. Kim	11,511,732	34,260	1,201,923
Sunny Kwon	11,541,178	4,814	1,201,923
Yong Sin Shin	11,475,221	70,771	1,201,923

Proposal 2 - Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain
12,733,572	11,627	2,716

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OP Bancorp

Dated: June 23, 2023	By:	/s/ Christine Oh
Christine Oh
Executive Vice President and
Chief Financial Officer
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